AGREEMENT AND PLAN OF MERGER


                                  by and among


                       PEGASUS COMMUNICATIONS CORPORATION,

                     PEACH STATE SATELLITE TELEVISION, INC.

                      VIEWSTAR ENTERTAINMENT SERVICES, INC.

                                       and

                                 DONALD W. WEBER










                        --------------------------------

                          Dated as of November 7, 1997
                        --------------------------------





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                                Table of Contents


                                    ARTICLE I
                                    DEFINITIONS............................... 1
 1.1 Certain Definitions...................................................... 1
 1.2 Other Definitions........................................................ 5

                                   ARTICLE II
                                BASIC TRANSACTION............................. 7
 2.1 Merger; Surviving Corporation............................................ 7
 2.2 Certificate of Incorporation............................................. 7
 2.3 By-Laws.................................................................. 7
 2.4 Directors and Officers................................................... 7
 2.5 Effective Time........................................................... 7
 2.6 Conversion of Company Shares............................................. 7
 2.7 Exchange of Certificates; Termination of Options......................... 8
 2.8 Delivery of Closing Allocation Statement; Merger Consideration........... 8
 2.9 Manner of Payment........................................................ 9
 2.10 Closing................................................................. 9
 2.11 Transactions at Closing................................................. 9
 2.12 Final Allocation Statement............................................. 10

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE MAJORITY SHAREHOLDER.................................. 11
3.1 Organization and Qualification........................................... 11
3.2 Capitalization........................................................... 11
3.3 Authority and Validity................................................... 11
3.4 No Breach or Violation................................................... 12
3.5 Consents and Approvals................................................... 12
3.6 Title to Assets.......................................................... 12
3.7 Intellectual Property.................................................... 12
3.8 Compliance with Legal Requirements....................................... 13
3.9 Financial Information.................................................... 13
3.10 Subsequent Events....................................................... 13
3.11 Undisclosed Liabilities................................................. 14
3.12 Legal Proceedings....................................................... 14
3.13 Taxes................................................................... 14
3.14 Employee Benefits; Employees............................................ 14
3.15 Contracts............................................................... 16
3.16 Books and Records; Accounts Receivable.................................. 17
3.17 Business Information.................................................... 17
3.18 Insurance............................................................... 17
3.19 Disclosure.............................................................. 18
3.20 Brokers or Finders...................................................... 18
3.21 Certain Payments........................................................ 18
3.22 Subscribers............................................................. 19

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 3.23 Securities Matters..................................................... 19


                                   ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PEGASUS AND MERGER SUB.................... 20
 4.1 Organization and Qualification...........................................20
 4.2 Authority and Validity...................................................20
 4.3 No Breach or Violation...................................................21
 4.4 Consents and Approvals...................................................21
 4.5 Legal Proceedings........................................................21
 4.6 Capitalization...........................................................22
 4.7 Financial Information....................................................22
 4.8 Brokers or Finders.......................................................22
 4.9 Compliance with Legal Requirements.......................................22
 4.10 Undisclosed Liabilities................................................ 22
 4.11 Disclosure............................................................. 22

                                    ARTICLE V
        PRE-CLOSING COVENANTS OF THE COMPANY AND THE MAJORITY SHAREHOLDER
 5.1 Additional Information...................................................23
 5.2 Exclusivity..............................................................23
 5.3 Continuity and Maintenance of Operations.................................23
 5.4 Consents and Approvals...................................................24
 5.5 Adoption by Shareholders.................................................24
 5.6 Securities Filings.......................................................25
 5.7 Notification of Certain Matters..........................................25
 5.8 Supplements to Schedules.................................................25
 5.9 Removal of Encumbrances..................................................25
 5.10 Duty of Good Faith and Fair Dealing.................................... 26
 5.11 Shareholder Investment Representations................................. 26

                                   ARTICLE VI
 PRE-CLOSING COVENANTS OF PEGASUS AND MERGER SUB............................. 26
 6.1 Consents and Approval................................................... 26
 6.2 Duty of Good Faith and Fair Dealings.................................... 26

                                   ARTICLE VII
 CONDITIONS PRECEDENT TO OBLIGATIONS OF PEGASUS AND MERGER SUB............... 27
 7.1 Accuracy of Representations............................................. 27
 7.2 Covenants............................................................... 27
 7.3 Consents................................................................ 27
 7.4 Delivery of Documents................................................... 27
 7.5 No Material Adverse Change.............................................. 28
 7.6 No Litigation........................................................... 29
 7.7 NRTC Compliance Certificate............................................. 29
 7.8 Dissenters' Rights...................................................... 29
 7.9 Fairness Opinion........................................................ 29


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                                  ARTICLE VIII
                      CONDITIONS PRECEDENT TO OBLIGATIONS
OF THE COMPANY AND THE MAJORITY SHAREHOLDER.................................. 29
8.1 Accuracy of Representations.............................................. 29
8.2 Covenants................................................................ 29
8.3 Consents................................................................. 30
8.4 Delivery of Documents.................................................... 30
8.5 Litigation............................................................... 30
8.6 No Material Adverse Change............................................... 30
8.7 Payoff of Loans.......................................................... 31


                                   ARTICLE IX
                              POST-CLOSING COVENANTS......................... 31
9.1 Transition............................................................... 31
9.2 Employee Matters......................................................... 31
9.3 Taxes.................................................................... 31
9.4 Financial Statements..................................................... 31
9.5 Second Generation Rights................................................. 31


                                   ARTICLE X
                      TERMINATION............................................ 32
10.1 Events of Termination................................................... 32
10.2 Liabilities in Event of Termination..................................... 32
10.3 Procedure Upon Termination.............................................. 32

                                   ARTICLE XI
  REMEDIES FOR BREACH OF THIS AGREEMENT...................................... 32
11.1 Survival of Representations and Warranties.............................. 32
11.2 Indemnification Provisions for Benefit of Pegasus....................... 33
11.3 Indemnification Provisions for Benefit of the Company................... 34
11.4 Matters Involving Third Parties......................................... 34
11.5 Determination of Adverse Consequences................................... 35

                                  ARTICLE XII
                               MISCELLANEOUS................................ 35
12.1 Parties Obligated and Benefited........................................ 35
12.2 Notices................................................................ 36
12.3 Attorneys' Fees........................................................ 36
12.4 Headings............................................................... 37
12.5 Choice of Law.......................................................... 37
12.6 Rights Cumulative...................................................... 37
12.7 Further Actions........................................................ 37
12.8 Time of the Essence.................................................... 37
12.9 Late Payments.......................................................... 37
12.10 Counterparts.......................................................... 37
12.11 Entire Agreement...................................................... 37
12.12 Amendments and Waivers................................................ 37
12.13 Construction.......................................................... 37
12.14 Expenses.............................................................. 38
12.15 Disclosure............................................................ 38
12.16 Consent............................................................... 38
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12.18 Reliance.............................................................. 38



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                                    Exhibits


Exhibit 1                     Service Areas

Exhibit 2                     Noncompetition Agreement

Exhibit 3                     Stockholders' Agreement

Exhibit 4                     DGCL Certificate of Merger

Exhibit 5                     GBCC Articles of Merger

Exhibit 6                     Current Allocation Statement

Exhibit 7                     Opinion of Company's Counsel

Exhibit 8                     Opinion of Pegasus' Counsel


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                          AGREEMENT AND PLAN OF MERGER



         This AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of the 7th day of November, 1997, by and among PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation ("Pegasus"), PEACH STATE SATELLITE TELEVISION, INC., a Delaware corporation ("Merger Sub"), VIEWSTAR ENTERTAINMENT SERVICES, INC., a Georgia corporation (the "Company"), and DONALD W. WEBER, the majority shareholder of the Company (the "Majority Shareholder"). Pegasus, Merger Sub, the Company and the Majority Shareholder are collectively referred to herein as the "Parties." The Company and the Majority Shareholder are sometimes referred to herein collectively as the "Sellers".

                                    RECITALS:

         WHEREAS,  the  Company  is a party to that  certain  NRTC  Distribution
Agreement (as defined below) with the National Rural Telecommunications Cooperative ("NRTC"), pursuant to which NRTC has granted to the Company the right to distribute DIRECTV(R) ("DIRECTV") programming offered by DirecTV, Inc. in the areas of Georgia identified in Exhibit 1 ("Service Areas"); and

         WHEREAS, the Parties intend for Pegasus to acquire the Business (as hereinafter defined), including the NRTC Distribution Agreement, by means of the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth herein; and

         WHEREAS,   the  Parties   intend   that  such   merger   qualify  as  a
reorganization pursuant to Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

                  "Accountant" means Coopers & Lybrand L.L.P.

                  "Accounts Receivable" mean the accounts receivable identified in the Books and Records and reported on NRTC Report 19A.

                  "Adverse Consequences" mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, legal, accounting, experts' and other fees, costs and expenses).


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                  "Affiliate"  means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 25% or more of the outstanding voting securities of such other Person; (ii) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Applicable Rate" means the prime rate reported in The Wall Street Journal from time to time, plus 3%.

                  "Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Business and in which the Company has any right, title or interest or in which the Company acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the Books and Records of the Company, including Accounts Receivable, Books and Records, Consumer Contracts, Contracts, Intangibles, Intellectual Property, Inventory, NRTC Patronage Capital, Personal Property and Subscribers.

                  "Books and Records" mean all of the Company's books and records, including purchase and sale order files, invoices, sales materials and records, customer lists, mailing lists, marketing information, personnel records and files, technical data and records, all NRTC Reports and invoices, all correspondence with and documents pertaining to NRTC, DIRECTV, subscribers, suppliers, Governmental Authorities and other third parties, all records evidencing the Accounts Receivable and a schedule of Accounts Receivable aging, all other financial records and all books and records relating to the Company's formation and capitalization, including corporate seals, minute books and stock books.

                  "Business" means the DIRECTV distribution business conducted by the Company pursuant to rights granted under the NRTC Distribution Agreement.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  "Collateral   Documents"  mean  the  Exhibits  and  any  other
documents, instruments and certificates to be executed and delivered by the Parties at Closing pursuant to this Agreement.

                  "Committed Member Residence" has the meaning assigned to it in the NRTC Distribution Agreement.

                  "Company's Accountant" means Arthur Andersen & Co.

                  "Consumer Contract" means any rental agreement, lease agreement, installment sale agreement or other agreement or arrangement under which the Company has rented, leased or sold any DSS System or other Inventory to a subscriber or has otherwise financed the acquisition or use of any DSS System or other Inventory by a subscriber.


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                  "DSS System" means the satellite  receiving system for DIRECTV consisting of an eighteen inch satellite antenna dish, an integrated receiver decoder and a remote control.

                  "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan or material fringe benefit plan or program; or (e) other employee benefit arrangement or payroll practice.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

                  "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, option, assessment, restrictive agreement, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including restrictive covenants, leases and licenses), but excluding encumbrances for current taxes not delinquent or being contested in good faith.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  "Intangibles" mean all accounts, notes and other receivables, claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set-off, rights of recoupment and other intangible assets owned, used or held for use in the Business.

                  "Intellectual Property" means all of the following that are owned, used or held solely for use in the Business: (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and all applications, registrations and renewals in connection therewith; (ii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iii) trade secrets and confidential business information (including ideas, research and development, know- how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (iv) all computer software (including data and related documentation); (v) all other proprietary rights; and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

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                  "Inventory" means the DSS Systems and other equipment owned by the Company for sale, lease or rent to subscribers or that has been rented or leased to subscribers or sold to subscribers on an installment basis.

                  "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice, magistrate or any other Governmental Authority.

                  "Leases" mean (a) that certain Lease Agreement dated February 28, 1994 between the Company and Georgia 400 Associates (and amendments thereto), and (b) that certain Shopping Center Lease dated April 21, 1995 between the Company and Cartersville Crossing Associates, Ltd.

                  "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "Letter of Intent" means that certain Letter of Intent dated September 11, 1997 by and among Pegasus, the Company and the Majority Shareholder.

                  "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Multiemployer  Plan"  has the  meaning  set  forth  in  ERISA
Section 3(37).

                  "Noncompetition Agreement" means the form of noncompetition agreement attached hereto as Exhibit 2.

                  "NRTC Distribution Agreement" means any contract, commitment, agreement, instrument or other document pursuant to which NRTC and/or DirecTV, Inc. and/or any of their Affiliates has granted the Company rights relating to the marketing and distribution of DIRECTV in the Service Areas, including that certain NRTC/Member Agreement for Marketing and Distribution of DBS Services between NRTC and the Company, as amended and supplemented (Contract Number
1045).

                  "NRTC Patronage Capital" means any equity interest in NRTC allocated to the Company or if such equity interest is not transferrable to Merger Sub at Closing, the right to receive any distributions on account of such equity interest.

                  "Option Plan" means the Company's 1995 Stock Option Plan.

                  "Ordinary Course" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Pegasus Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Pegasus.

                  "Pegasus Prospectus" means the Offering Memorandum dated October 15, 1997, relating to the offering of $115 million of 9 5/8% Senior Notes due 2005.

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                  "Pegasus  10-Q"  means  Pegasus's  quarterly  report  for  the quarter ended June 30, 1997 on Form 10-Q to the Securities and Exchange Commission.

                  "Permit"  means  any  license,   permit,  consent,   approval,
registration, authorization, qualification or similar right granted by a Governmental Authority.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Personal Property" means those items of personal property of the Company identified on Schedule I having an original cost in excess of $5,000.

                  "Representative" means any director, officer, employee, agent, consultant, adviser or other representative of a Person, including legal counsel, accountants and financial advisors.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Stockholders' Agreement" means the form of stockholders' agreement attached hereto as Exhibit 3.

                  "Subscriber" means any subscriber who is reported by the NRTC as an active DIRECTV subscriber account of the Business, excluding the account of any subscriber who (i) does not pay for a core DIRECTV programming package (except commercial subscribers); (ii) receives a discount from the Company for DIRECTV programming other than pursuant to promotions of the NRTC or DIRECTV;
(iii) resides outside the Service Area or is not otherwise a Committed Member Residence; (iv) is pending disconnection for any reason; (v) is 45 days or more past due in the payment of any amount payable to the Company or is categorized as a "Level 2 Disconnection"; or (vi) has become a subscriber pursuant to marketing promotions that are not customary marketing promotions conducted in the Ordinary Course.

                  "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

        1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

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Term                                                                     Section

"Accountant's Allocation Statement"........................................2.12
"Arbitrator"...............................................................2.12
"Arbitrator's Allocation Statement"........................................2.12
"Agreement"............................................................Preamble
"Closing"..................................................................2.10
"Closing Allocation Statement"..............................................2.8
"Closing Date".............................................................2.10
"Code".................................................................Preamble
"Company Common Stock"......................................................2.6
"Company Employees..........................................................3.3
"Contracts"................................................................3.15
"Current Allocation Statement"..............................................2.8
"Definitive Allocation Statement"..........................................2.12
"DGCL"......................................................................2.1
"DIRECTV"..............................................................Recitals
"Effective Time"............................................................2.5
"Final Allocation Statement"...............................................2.12
"Final Allocation Objection Period"........................................2.12
"Financial Statement Procedures"............................................3.9
"Financial Statements"......................................................3.9
"GBCC"......................................................................2.1
"Market Price"..............................................................2.8
"Merger"....................................................................2.1
"Merger Consideration"......................................................2.8
"NRTC".................................................................Recitals
"Optionholders".............................................................2.7
"Parties"..............................................................Preamble
"Quoted Price"..............................................................2.8
"Sellers"..............................................................Preamble
"Service Areas"........................................................Recitals
"Shareholders"..............................................................2.7
"Surviving Corporation".....................................................2.1
"Survival Period"..........................................................11.1
"Transfer"..................................................................5.2



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                                   ARTICLE II
                                BASIC TRANSACTION

         2.1 Merger; Surviving Corporation. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware ("DGCL") and the Georgia Business Corporation Code of the State of Georgia ("GBCC"), at the Effective Time the Company shall be merged with and into Merger Sub (the "Merger"), and Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

         2.2 Certificate of Incorporation. Merger Sub's Certificate of Incorporation, as amended, as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

         2.3 By-Laws. Merger Sub's By-Laws, as amended, as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

         2.4 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall serve as directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and the DGCL. The officers of Merger Sub immediately prior to the Effective Time shall serve in such capacities at the pleasure of the Board of Directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the DGCL.

         2.5 Effective Time. The Merger shall become effective at the time and date that the last of the following two events has occurred: (i) the acceptance for filing of a certificate of merger (the "DGCL Certificate of Merger"), in the form attached hereto as Exhibit 4, by the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL; and (ii) the acceptance for filing of articles of merger (the "GBCC Articles of Merger"), in the form attached hereto as Exhibit 5 , by the Secretary of State of the State of Georgia, in accordance with Section 14-2-1105 of the GBCC. The DGCL Certificate of Merger and the GBCC Articles of Merger shall be executed by Merger Sub and/or the Company, as applicable, and delivered to the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia, respectively, for filing, as stated above, on the Closing Date. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

         2.6 Conversion of Company Shares. All shares of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted at the Effective Time into the Merger Consideration.

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                                        7

         2.7      Exchange of Certificates; Termination of Options.

                  (a) At the Closing, immediately after the Effective Time of the Merger, all of the shareholders of the Company, who are listed on Schedule
3.2 along with their respective ownership interests on a fully diluted basis (the "Shareholders") shall surrender to the Surviving Corporation all of the outstanding certificates theretofore representing shares of Company Common Stock in exchange for the Merger Consideration payable to the Shareholders at Closing. Until such certificates are surrendered, outstanding certificates formerly representing shares of Company Common Stock shall be deemed for all purposes as evidencing the right to receive the Merger Consideration into which such shares have been converted as though said surrender and exchange had taken place. In no event will a holder of shares of Company Common Stock be entitled to interest on the Merger Consideration issuable in respect of such shares.

                  (b) At the Closing, all of the holders of options under the Option Plan (all of such holders being listed on Schedule 3.2) (collectively, the "Optionholders") shall execute and deliver to the Surviving Corporation a receipt (a "Receipt") which (i) acknowledges receipt of a portion of the Merger Consideration, as determined pursuant to Section 2.9, (ii) acknowledges the termination of their respective options, and (iii) waives and releases all rights of any kind arising out of their respective option agreements and all rights to acquire or otherwise receive any equity interest in the Company or the Surviving Corporation. Until such Receipts are delivered, the outstanding options shall, after the Effective Time, be deemed for all purposes as evidencing the right to receive a portion of the Merger Consideration in accordance with Section 2.9 as though such execution and delivery had taken place at the Closing. In no event will an Optionholder be entitled to interest on the Merger Consideration to which he or she is entitled.

        2.8      Delivery of Closing Allocation Statement; Merger Consideration.

                  (a) Attached hereto as Exhibit 6 is a statement of allocation of assets and liabilities of the Company as of June 30, 1997 (the "Current Allocation Statement"). Two days prior to the Closing Date, the Company shall deliver to Pegasus an updated statement of allocation of assets and liabilities as of October 31, 1997 which statement shall be reasonably satisfactory to Pegasus (the "Closing Allocation Statement"). The Closing Allocation Statement will be identical in form to the Current Allocation Statement, will accurately reflect the Books and Records, will be complete and correct in all material respects, and will present fairly the assets and liabilities of the Company as of its date.

                  (b) The "Merger Consideration" to be paid by Pegasus in the Merger shall equal $13,100,000 plus or minus (i) the net working capital adjustment set forth in column (1) of the Closing Allocation Statement (calculated in accordance with column (1) of the Current Allocation Statement) minus (ii) the amount of any short term notes payable of the Company set forth in column (4) of the Closing Allocation Statement.

                  (c) At the Effective Time all of the issued and outstanding shares of Company Common Stock shall be converted into:

                           (i)      cash in an amount equal to $6,151,126; and

                  (ii) shares of Pegasus Class A Common Stock having an aggregate Market Price as of October 31, 1997 equal to $6,402,193.

495543.1
                                        8

                  (d) As used in subsection (c)(ii), the "Market Price" per share of Pegasus Class A Common Stock as of October 31, 1997 means the average of the Quoted Prices of the Pegasus Class A Common Stock for 30 consecutive trading days commencing 50 trading days before October 31, 1997. The "Quoted Price" of the Pegasus Class A Common Stock means the last reported sales price of the Pegasus Class A Common Stock as reported by the Nasdaq National Market or, if the Pegasus Class A Common Stock is listed on a securities exchange, the last reported sales price of the Pegasus Class A Common Stock on such exchange, which shall be for consolidated trading if applicable to such exchange, or, if not so reported or listed, the last reported bid price of the Pegasus Class A Common Stock.

         2.9 Manner of Payment. The Merger Consideration shall be allocated among the Shareholders and Optionholders in proportion to the number of shares of Company Common Stock owned by each such Shareholder at the Effective Time and the number of shares of Company Common Stock which is subject to options held by the Optionholders at the Effective Time (as adjusted to reflect the aggregate exercise price of the options held by the Optionholders); provided, however, that the Majority Shareholder shall determine what percentage of the Merger Consideration owed to each individual Shareholder will be paid in cash and/or Class A Common Stock. Steven D. Weber, ITC Service Company and the Optionholders will not receive Pegasus Common Stock as Merger Consideration. Two days prior to Closing, the Majority Shareholder shall deliver to Pegasus written instructions executed by the Majority Shareholder containing the name, address and social security or employer identification number of each Shareholder and Optionholder, the portion of the Merger Consideration owed to each Shareholder and Optionholder and the percentage payable in cash and/or stock, along with wire transfer instructions for payment of the cash consideration. At the Closing, upon the Shareholders' surrender of their certificates representing the shares of Company Common Stock and upon the Optionholders' execution and delivery of the Receipts, Pegasus shall deliver the Merger Consideration owed to each Shareholder in accordance with the foregoing instructions, and shall deliver the portion of the Merger Consideration owed to the Optionholders directly to the Company who will contemporaneously distribute the Merger Consideration to the Optionholders in accordance with the foregoing instructions, subject to compliance with applicable tax withholding requirements.

         2.10 Closing. The Closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of Pegasus, or at such other location as the parties may agree, on November 7, 1997 provided that all conditions precedent to the Closing set forth in Articles VII and VIII have been satisfied or waived, or on such other date that the Parties may agree, provided that all such conditions precedent have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date."


         2.11     Transactions at Closing.  At the Closing:

                  (a) The Shareholders shall surrender certificates representing Company Common Stock pursuant to Section 2.7, the Optionholders shall deliver the Receipts, and the Company and the Shareholders shall deliver to Pegasus and the Surviving Corporation such documents, instruments and certificates as are required by this Agreement to be delivered by them.

                  (b) Pegasus shall deliver to the Company, Shareholders and the
Optionholders:

                  (i) the Merger Consideration allocated pursuant to Section 2.9; and


495543.1
                                        9

                  (ii) such documents, instruments and certificates as are required by this Agreement to be delivered by Pegasus and Merger Sub.

         2.12 Final Allocation Statement. Within 75 days after Closing, Pegasus shall deliver to the Majority Shareholder a statement (the "Final Allocation Statement"), showing in detail its final determination of the allocation of assets and liabilities set forth in the Closing Allocation Statement, together with any documents substantiating the adjustments set forth in the Final Allocation Statement. The Majority Shareholder shall provide Pegasus with reasonable access to all records that the Majority Shareholder has in its possession and that are necessary or appropriate for Pegasus to prepare the Final Allocation Statement, and Pegasus shall provide the Majority Shareholder with reasonable access to all records that Pegasus has in its possession and that are necessary or appropriate for the Majority Shareholder to evaluate the Final Allocation Statement. Within 20 days after receipt of the Final Allocation Statement (the "Final Allocation Objection Period"), the Majority Shareholder shall give Pegasus written notice of its objections, if any, to the Final Allocation Statement. In the event that the Majority Shareholder notifies Pegasus of objections to the Final Allocation Statement within the Objection Period, Pegasus and the Majority Shareholder shall instruct the Accountant and the Company's Accountant to make a final and binding determination of the Final Allocation Statement acceptable to the Accountant and the Company's Accountant ("Accountants' Allocation Statement"). If the Accountant and the Company Accountant do not reach a mutual agreement as to the Accountants' Allocation Statement within thirty (30) days after their engagement, the two firms shall select a third independent accounting firm (the "Arbitrator"), whose determination of the Accountant's Allocation Statement shall be final and binding on the Parties (the "Arbitrator's Allocation Statement"). Within 20 days after (w) the Accountant delivers the Accountants' Allocation Statement to Pegasus and the Majority Shareholder, (x) expiration of the Final Allocation Objection Period without notice of objections from the Majority Shareholder, (y) the Arbitrator delivers the Arbitrator's Allocation Statement or (z) agreement by Pegasus and the Majority Shareholder upon the Final Allocation Statement, as applicable, Pegasus shall pay to the Majority Shareholder cash in an amount equal to the amount owed to the Majority Shareholder as reflected in the Final Allocation Statement or the Majority Shareholder shall pay to Pegasus cash in an amount equal to the amount owed to Pegasus as reflected in the Final Allocation Statement. Notwithstanding any provision herein to the contrary, the Parties agree that no payment shall be payable under this Section 2.12 unless the payment which would otherwise be payable under this Section 2.12 is in excess of $75,000. If the amount determined pursuant to this Section 2.12 is in excess of $75,000, the Party required to make such payment shall pay the entire amount (from the first $1.00 forward) as so determined. All determinations under this
Section 2.12 shall be consistent with the Company's historical accounting methods and practices, to the extent such methods and practices are in accordance with GAAP. Pegasus and the Majority Shareholder shall provide to the accountants such information and assistance as the accountants may reasonably request for purposes of preparing the Accountants' Allocation Statement. Each of the Majority Shareholder and Pegasus shall pay their own professional fees charged by the professionals employed by each for the engagement required hereunder and shall each pay one-half of the Arbitrator's fees and expenses. The Final Allocation Statement shall, as adjusted to reflect the resolution of any disputed matter pursuant to this Section 2.12, be final, binding and conclusive on all Parties, and shall be referred to herein as the "Definitive Allocation Statement."


495543.1
                                                         10

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY AND THE MAJORITY SHAREHOLDER

         The  Company  and  the  Majority   Shareholder  jointly  and  severally
represent and warrant to Pegasus and Merger Sub that the statements contained in
Article III are correct and complete as of the date of this Agreement.

         3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a material adverse effect on the Assets or the Business or on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

         3.2 Capitalization. The Company's authorized, issued and outstanding capital stock and its other securities are fully and accurately described in
Schedule 3.2. All of the issued and outstanding shares of Company Common Stock are owned, beneficially and of record, by the Persons set forth in Schedule 3.2, in the numbers set forth in Schedule 3.2, and no other Person has any rights, title or interest, whether legal or equitable, in said shares. Except as set forth on Schedule 3.2, no Person has any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of the Company or obligating the Company or any other Person to purchase or redeem any such equity interests or other securities. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, have been issued in compliance with applicable securities laws and other Legal Requirements, and are subject to no Encumbrances, with the exception of Shareholders Agreements which will be terminated at Closing.

         3.3 Authority and Validity. The Company has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The Majority Shareholder, and each of Messrs. Woodrow W. Griffin and Steven D. Weber (collectively, the "Company Employees") has all requisite power to execute and deliver, to perform his obligations under, and to consummate the transactions contemplated by the Collateral Documents to which he is a party. Upon the execution and delivery by the Company Employees of the Collateral Documents, the Collateral Documents will be the legal, valid and binding obligations of each of them, enforceable against each in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Upon the execution and delivery by the Majority Shareholder of this Agreement and each Collateral Document to which he is a party, this Agreement and each such Collateral Document will be the legal, valid and binding obligation of the Majority Shareholder, enforceable against him in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in

495543.1
equity. The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 3.5, the execution, delivery and performance by the Sellers of this Agreement and by the Majority Shareholder and the Company Employees of the Collateral Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Seller or any Company Employee under, or result in the creation or imposition of any Encumbrance upon the Company, the Assets or the Business by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which any Seller or any of the Company Employees is a party or by or to which any Seller or the Assets may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to any Seller or any of the Company Employees or
(iv) any Permit of the Company, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on the Assets or the Business or the ability of any Seller or any of the Company Employees to perform his or its obligations under this Agreement or any Collateral Document.

         3.5 Consents and Approvals. Except (i) as required under the NRTC Distribution Agreement, and (ii) as set forth in Schedule 3.5 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by any Seller or any Company Employee in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby.

         3.6 Title to Assets. The Company has exclusive, good and marketable title to the Assets (or, in the case of leased Assets, a valid leasehold interest in such Assets), free and clear of any and all Encumbrances of any kind and nature. Except as provided by this Agreement, no Person has any right to acquire, directly or indirectly, any interest in the Company or the Assets, and there is no agreement to which the Company or any of its Affiliates is a party or is otherwise bound relating to the direct or indirect sale of the NRTC Distribution Agreement or the capital stock or Assets of the Company, other than the sale of Inventory in the Ordinary Course.

         3.7      Intellectual Property.

                  (a) Except as are used pursuant to the NRTC Distribution Agreement and except as set forth on Schedule 3.7, the Company neither uses nor holds any copyrights, tradenames, servicemarks, service names, logos, licenses, permits or other similar intellectual property rights and interests in the operations of the Business that do not incorporate the name "Viewstar" or variations thereof.

495543.1

                  (b) To the Company's knowledge, (i) the Company has not in its operation of the Business interfered with, infringed upon, misappropriated or otherwise come into conflict with, and (ii) the operation of the Business as currently conducted does not violate or infringe upon, any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or its predecessors in interest must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company and the Majority Shareholder, no third party has interfered with, infringed upon, appropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

         3.8 Compliance with Legal Requirements. The Company has operated the Business in compliance with all Legal Requirements and requirements of the NRTC (including NRTC's by- laws, policies, procedures and guidelines) applicable to the Company. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the Company's and the Majority Shareholder's knowledge, threatened against the Company alleging any failure to so comply.

         3.9 Financial Information. The Company has delivered to Pegasus the following financial statements ("Financial Statements"): (i) the Company's audited balance sheet and statements of operations, changes in stockholders' equity and cash flows as of December 31, 1996, and for the fiscal year then ended; and (ii) the Company's unaudited balance sheet and statements of operations, changes in stockholders' equity and cash flows as of September 30, 1996 and 1997 and for the nine month periods then ended, and as of March 31, 1996 and 1997 and for the three month periods then ended. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, accurately reflect the Books and Records, are complete and correct in all material respects, and present fairly the financial condition of the Company and results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statement only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes ("Financial Statement Procedures").

         3.10 Subsequent Events. Except as set forth on Schedule 3.10, since September 30, 1997: (i) the Company has not sold, leased, transferred or assigned any assets of the Business, tangible or intangible, except in the Ordinary Course; (ii) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $1,000 or outside the Ordinary Course; (iii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Company or the Business; (iv) the Company has not imposed or permitted the imposition of any Encumbrance upon any assets of the Business, tangible or intangible; (v) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions); (vi) the Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations; (vii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course; (viii) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $1,000 or outside the Ordinary Course; (ix) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property used or useful in the Business; (x) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving the Company except that is generally known by other NRTC

495543.1
                                       13
members and affiliates; and (xi) the Company has not committed to any of the foregoing. Since September 30, 1997, there has been no material adverse change in the operations, assets, prospects or condition (financial or otherwise) of the Company.

         3.11 Undisclosed Liabilities. The Company has no material Liability, except for Liabilities that will be set forth on the Definitive Allocation Statement (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of any Legal Requirement or requirement of the NRTC) and except for Liabilities incurred in the Ordinary Course since October 31, 1997.

         3.12 Legal Proceedings. Except as set forth on Schedule 3.12, there are no outstanding judgments or orders against or otherwise affecting or related to the Company, the Business or the Assets. There is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's and the Majority Shareholder's knowledge, overtly threatened and which, if adversely determined, would materially and adversely affect the Company, the Business or the Assets or which challenges the validity or propriety of any of the transactions contemplated by this Agreement or the Collateral Documents.

         3.13 Taxes. The Company has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority. All Taxes due and payable by the Company (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or if filed, regardless whether such Tax Returns are deficient). The Company has furnished to Pegasus true and correct copies of its 1996 federal and state income tax returns, which are accurate and complete in all material respects. There are no pending Tax audits, claims or proceedings relating to the Company, the Assets or the Business and income therefrom. The Company has not agreed to any waiver or extension of any statute of limitations relating to any Tax.

         3.14     Employee Benefits; Employees.

                  (a)      Regarding Employee Benefits Plans:

                            (i)  All  Employee   Benefit  Plans   maintained  or
contributed to by the Company currently, or within the past six years, are set forth in Schedule 3.14. All Employee Benefit Plans are in material compliance with all applicable provisions of the Code and ERISA, including, but not limited to, the applicable reporting and disclosure requirements, as they relate to such plans, and the Company is not subject to any liabilities based on past non-compliance, if any;

                            (ii)  There  is not  now,  and  has  not  been,  any
material violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans;

                            (iii) No fiduciary  or other party in interest  with
respect to any of the Employee Benefit Plans has caused any of such plans to engage in a "prohibited transaction," as defined in ERISA Section 406;


495543.1
                                       14

                            (iv)   There   has   been   no   violation   of  the
"continuation coverage requirements" of "group health plans" as set forth in Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA with respect to any Employee Benefit Plan to which such continuation coverage requirements apply;

                            (v) The Company does not  maintain  retired life and
retired health insurance plans which are Employee Welfare Benefit Plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment (except to the extent such continued coverage is required by Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA);

                            (vi) Prior to the Closing Date, the Company will not
establish or create any new Employee Benefit Plan, except with the consent of Pegasus, nor will the Company amend or modify as to any benefit or in any other way any existing Employee Benefit Plan, except with the consent of Pegasus; and

                            (vii)  As used in this  Section  3.14(a),  the  term
"Company" shall include any other entity required to be aggregated with the Company under Code Sections 414(b), 414(c), 414(m) or 414(o) and the regulations thereunder.

                  (b) There are no collective bargaining agreements applicable to any Persons employed by the Company, and the Company has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against the Company, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by the Company.

                  (c) The Company is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d) The Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices. There are not pending or, to the Company's or the Majority Shareholder's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company before any Governmental Authority.

                  (e) There are no existing or, to the Company's or the Majority Shareholder's knowledge, threatened, labor strikes, disputes, grievances or other labor controversies affecting the Company. There are no pending or, to the Company's or the Majority Shareholder's knowledge, threatened arbitration proceedings under any Contract.

                  (f) The Company is not a party to any employment agreement or arrangement, written or oral, relating to its employees which cannot be terminated at will by the Company.

                  (g) Schedule 3.14 sets forth a true and complete list of the names, titles and rates of compensation of all of the Company's employees.

495543.1
                                       15

         3.15     Contracts.

                  (a) Schedule 3.15 contains a true, correct and complete list of each contract agreement or commitment, whether written or oral, to which the Majority Shareholder is a party that relates to or affects, directly or indirectly, the Business, or to which the Company is a party ("Contracts"), including:


                            (i) the NRTC  Distribution  Agreement  and any other
agreement with NRTC or DirecTV, Inc. or any of their Affiliates;

                            (ii) any agreement (or group of related  agreements)
relating to the financing, lease or rental of DSS Systems or other personal property to the Company by any Person;

                            (iii)  each form of  Consumer  Contract  used by the
Company, accompanied by an itemized list of the subscribers who are parties to such agreements, the expiration dates of such agreements and the outstanding balances under such agreements;

                            (iv) any agreement (or group of related  agreements)
for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services (including any forms of agreement or purchase order relating to the sale of DSS Systems or the sale of DIRECTV services);

                            (v) any agreement  concerning a partnership or joint
venture;

                            (vi) any agreement (or group of related  agreements)
under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which the Company has imposed an Encumbrance;

                            (vii) any agreement  concerning  confidentiality  or
noncompetition;

                            (viii) any agreement involving any officer, director
or shareholder of the Company or any of its Affiliates;

                            (ix)  any  agreement  for  the   employment  of  any
individual on a full-time, part-time, consulting or other basis;

                            (x) any agreement  relating to the services of sales
representatives, agents and other independent contractors (including agreements relating to the installation of DSS Systems);

                            (xi) any  agreement  under  which  the  Company  has
advanced or loaned any amount to any employees or any of the current or former directors, officers or shareholders of the Company or any of its Affiliates;

                            (xii) any agreement under which the  consequences of
a default or termination could have a material adverse effect on the financial condition, operations, results of operations or future prospects of either the Company, the Assets or the Business; and


495543.1
                                       16

                            (xiii)  any other  agreement  (or  group of  related
agreements) the performance of which involves consideration in excess of $1,000.

         The Company and the Majority Shareholder have delivered to Pegasus a correct and complete copy of each written agreement listed on Schedule 3.15 and a written summary setting forth the terms and conditions of each oral agreement listed therein. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity; (B) the agreement will continue in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company is not in breach or default, and, to the Company's knowledge, the other party thereto is not in breach or default, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has communicated to the Company a repudiation of any provision of the agreement.

                  (b) Each Consumer Contract conforms in all material respects, and the Company's conduct in the origination, administration and enforcement of each Consumer Contract has conformed in all material respects, to all applicable Legal Requirements, including those relating to usury, consumer credit, consumer credit disclosure and terms, consumer leasing and rental, debt collection and enforcement practices, equal credit opportunity and credit reporting practices.

                  (c) The Company is not a party to or otherwise bound by any agreements or arrangements providing for the payment by the Company over time of periodic or recurring commissions.

         3.16 Books and Records; Accounts Receivable. The Books and Records accurately and fairly represent the Business and its results of operations in all material respects. All Accounts Receivable and Inventory of the Business are reflected properly on such Books and Records in all material respects. The Accounts Receivable are valid receivables subject to no setoffs or counterclaims and are current and collectible, subject to the reserve for doubtful accounts provided for in the Current Allocation Statement (as adjusted by the Definitive Allocation Statement).

         3.17 Business Information. Schedule 3.17 sets forth a materially true and accurate description of the following information as of the date set forth in such Schedule: (i) the approximate number of Committed Member Residences in the Service Areas; (ii) the approximate number of Committed Member Residences in the Service Areas that are cabled; (iii) the approximate number of Committed Member Residences in their Service Areas that are uncabled; (iv) the rates charged to Subscribers; and (v) the marketing, promotional and advertising programs currently in effect for the Business and any other such program that has been in effect at any time since January 1, 1997.

         3.18 Insurance. Schedule 3.18 sets forth the following information with respect to each insurance policy relating to the Business (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time:

                            (i) the name,  address,  and telephone number of the
agent;


495543.1
                                       17

                            (ii)  the  name  of the  insurer,  the  name  of the
policyholder and the name of each covered insured;

                            (iii) the policy number and the period of coverage;

                            (iv) the scope  (including  an indication of whether
the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                            (v)  a  description  of  any   retroactive   premium
adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither the Company, nor any predecessor in interest nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. The Business and the Assets have been covered since the beginning of Business operations in scope and amount customary and reasonable for such a business and in the case of workers' compensation coverage, in scope and amount required by applicable Legal Requirements.
Schedule 3.18 describes any self-insurance arrangements affecting the Assets or the Business. Schedule 3.18 also sets forth each insurance claim (other than medical claims) made or loss incurred relating to the Business pursuant to property, casualty, liability, workers' compensation and bond and surety policies and, except as indicated therein, no such claim is outstanding.

         3.19 Disclosure. No representation or warranty of any Seller in this Agreement or of the Majority Shareholder or any Company Employees in the Collateral Documents contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.20 Brokers or Finders. No broker or finder has acted directly or indirectly for the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

         3.21 Certain Payments. Neither the Company nor its Affiliates nor the Representatives of any of them has directly or indirectly, in violation of any Legal Requirement, on behalf of or for the purpose of assisting the Business, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other similar payments to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, nor has any such Person established or maintained, in violation of any Legal
Requirement, any fund or asset that has not been recorded in the Books and Records.

495543.1
                                       18

         3.22 Subscribers. Neither the Company nor any of its Affiliates has solicited nor encouraged any Representative or any other Person to solicit, nor has the Company or any of its Affiliates employed any scheme or device for the purpose of encouraging, nor has the Company or its Affiliates encouraged any Representative or any other Person to employ any scheme or device for the purpose of encouraging, Persons residing outside the Service Areas or Persons who would not be deemed Committed Member Residences to become subscribers of the DIRECTV service offered by the Business. The Business does not provide DIRECTV service to any Person who does not pay for a core DIRECTV programming package, who resides outside the Service Areas or who is not otherwise a Committed Member Residence.

         3.23     Securities Matters.

                  (a) The Company and the Majority Shareholder understand, and will cause each Shareholder of the Company who is receiving Pegasus Class A Common Stock to understand, that none of the Pegasus Class A Common Stock included in the Merger Consideration has been registered under the Securities Act, on the grounds that the issuance thereof to the Shareholders in connection with the Merger is exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act ("Regulation D"), and that the reliance of Pegasus on such exemptions is predicated in part on the representations, warranties, covenants and acknowledgements set forth in this Section 3.23.

                  (b) The Majority Shareholder is an Accredited Investor, as that term is defined in Regulation D, and the Pegasus Class A Common Stock will be acquired by him for his own account, not as a nominee or agent, for investment and without a view to resale or other distribution within the meaning of the Securities Act, and such Shareholder will not distribute or transfer any of the Pegasus Class A Common Stock in violation of the Securities Act.

                  (c) The Company and the Majority Shareholder: (i) acknowledge that the Pegasus Class A Common Stock is not registered under the Securities Act and must be held indefinitely by the Shareholders unless the Pegasus Class A Common Stock is subsequently registered under the Securities Act (in accordance with the Stockholders' Agreement or otherwise) or an exemption from registration is available, (ii) are aware that any routine sales of the Pegasus Class A Common Stock made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required, (iii) are aware that Rule 144 is not now and for a period of at least one year following the Closing Date hereof will not be, available for use by the Shareholders for resale of the Pegasus Class A Common Stock, and (iv) are aware that Pegasus is not obligated to register any sale, transfer or other disposition of the Pegasus Class A Common Stock except in accordance with the provisions of the Stockholders' Agreement. The Company and the Majority Shareholder will cause each Shareholder who is receiving Pegasus Class A Common Stock to understand the foregoing.

                  (d) Each Shareholder who is receiving Pegasus Class A Common Stock has such knowledge and experience in financial and business matters that he is fully capable of evaluating the risks and merits of such Shareholder's investment in the Pegasus Class A Common Stock.

                  (e) The Company and the Majority Shareholder acknowledge receipt of the Pegasus Prospectus, the Pegasus 10-Q and such other documents, agreements and information as the Company or any Shareholder has required, has furnished a copy of the Pegasus Prospectus, the Pegasus 10-Q and such

495543.1
                                       19
other documents, agreements and information to each Shareholder who is receiving Class A Common Stock, and confirms and acknowledges that: (i) Pegasus has afforded the Company and each Shareholder the opportunity to ask questions of and receive answers from Pegasus's officers concerning the terms and conditions of this Agreement and the Shareholders' investment in the Pegasus Class A Common Stock and to obtain such additional information as the Company or any Shareholder has requested, and (ii) the Company and the Shareholders have availed themselves of such opportunity to the extent they deem necessary and have received the information requested.

                  (f) In order to ensure compliance with the provisions of subsection (b), the Company and the Majority Shareholder will cause each Shareholder who is receiving Pegasus Class A Common Stock to covenant and agree that, after the Closing, he will not sell, transfer or otherwise dispose of any of the Pegasus Class A Common Stock or any interest therein (unless such sale, transfer or disposition has been registered under the Securities Act in accordance with the provisions of the Stockholders' Agreement or otherwise) without there first having been compliance with either of the following conditions:

                            (i) Pegasus shall have received a written opinion of
counsel in form and substance reasonably satisfactory to Pegasus, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the Securities Act; or

                            (ii) Pegasus shall have received an opinion from its
own counsel to the effect that the proposed transfer will not be in violation of any of the provisions of the Securities Act.

                  (g) The Company and the Majority Shareholder will cause each Shareholder who is receiving Pegasus Class A Common Stock to acknowledge and agree that the certificates representing the Pegasus Class A Common Stock issuable to him will contain a restrictive legend noting the restrictions on transfer described in this Section and under federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Pegasus's stock transfer agent.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PEGASUS AND MERGER SUB

         Pegasus and Merger Sub jointly and severally represent and warrant to the Company and the Majority Shareholder that the statements contained in this
Article IV are correct and complete as of the date of this Agreement.

         4.1 Organization and Qualification. Each of Pegasus and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and use its assets and to conduct its business as it is currently conducted. Each of Pegasus and Merger Sub is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Pegasus or Merger Sub, as the case may be, or on the validity, binding effect or enforceability of this Agreement.

        4.2 Authority and Validity. Pegasus and Merger Sub each has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated

495543.1
                                       20
by, this Agreement and the Collateral Documents. The execution and delivery by Pegasus and Merger Sub of, the performance by Pegasus and Merger Sub of their respective obligations under, and the consummation by Pegasus and Merger Sub of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite corporate action of Pegasus and Merger Sub. This Agreement has been duly executed and delivered by each of Pegasus and Merger Sub and is the legal, valid and binding obligation of Pegasus and Merger Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Upon Pegasus's and Merger Sub's execution and delivery of the Collateral Documents to which it is a party, the Collateral Documents will be the legal, valid and binding obligations of Pegasus or Merger Sub, as the case may be, enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.3 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 4.4, the execution, delivery and performance by Pegasus and Merger Sub of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Pegasus or Merger Sub under, or result in the creation or imposition of any Encumbrance upon the property of Pegasus or Merger Sub by reason of the terms of
(i) its certificate of incorporation, by-laws or other charter or organizational document, (ii) any material contract, agreement, lease, indenture or other instrument to which Pegasus or Merger Sub is a party or by or to which Pegasus or Merger Sub or its property may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to Pegasus or Merger Sub or (iv) any Permit of Pegasus or Merger Sub, which in the case of
(ii), (iii) or (iv) above would have a material adverse effect on the ability of Pegasus or Merger Sub to perform its obligations under this Agreement or any Collateral Document.

         4.4 Consents and Approvals. Except (i) as required under the NRTC Distribution Agreement, (ii) as required under the Securities Act and the Exchange Act, and (iii) as set forth in Schedule 4.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Pegasus or Merger Sub in connection with the execution, delivery and performance by Pegasus or Merger Sub of this Agreement or any Collateral Documents or for the consummation by Pegasus or Merger Sub of the transactions contemplated hereby or thereby.

         4.5 Legal Proceedings. There is no action, suit, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of Pegasus or Merger Sub, threatened against Pegasus or Merger Sub and that challenges the validity or propriety of, or may prevent or delay, any of the transactions contemplated by this Agreement or the Collateral Documents, or that may have a material adverse effect upon the business, financial condition, assets or results of operations of Pegasus and Merger Sub taken as a whole.

495543.1
                                       21

         4.6 Capitalization. As of October 17, 1997, Pegasus's authorized capital stock consisted of 30,000,000 shares of Class A Common Stock, per value $.01 per share, of which 5,342,807 shares were outstanding, 15,000,000 shares of Class B Common Stock, par value $.01 per share, of which 4,581,900 shares were outstanding, and 5,000,000 shares of Preferred Stock, of which 105,490 shares had been designated as Series A Preferred Stock, all of which such shares were outstanding. Except as described in the Pegasus Prospectus, no Person has any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of Pegasus or obligating Pegasus or any other Person to purchase or redeem any such equity interests or other securities. The issuance by Pegasus of additional capital stock or other securities between the date of this Agreement and the Closing Date shall not be deemed to cause the representations and warranties in this Section 4.6 to be untrue or breached as of the Closing Date. The Pegasus Class A Common Stock, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable. All of the issued and outstanding shares of Pegasus's Class A Common Stock and Class B Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with applicable securities laws and other Legal Requirements.

         4.7 Financial Information. Pegasus has delivered to the Company the Pegasus Prospectus and the Pegasus 10-Q. The financial statements contained in the Pegasus Prospectus and the Pegasus 10-Q (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are complete and correct in all material respects, and present fairly the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes. Since October 15, 1997, there has been no material adverse change in, and no event has occurred which is reasonably likely, individually or in the aggregate, to result in any material adverse change in, the operations, assets, prospects or condition (financial or otherwise) of Pegasus and its subsidiaries taken as a whole.

         4.8 Brokers or Finders. No broker or finder has acted directly or indirectly for Pegasus in connection with the transactions contemplated by this Agreement, and Pegasus has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

         4.9 Compliance with Legal Requirements. Pegasus has operated its business in compliance in all material respects with all Legal Requirements and requirements of the NRTC (including the NRTC's by-laws, policies and procedures) applicable to Pegasus. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand notice has been filed, commenced or, to Pegasus's knowledge, threatened against Pegasus alleging any failure to so comply.

        4.10 Undisclosed Liabilities. Pegasus has no material Liability except for (1) Liabilities reflected in the Pegasus Prospectus, and (2) Liabilities incurred in the Ordinary Course since the date of the Pegasus Prospectus.

         4.11 Disclosure. No representation or warranty of Pegasus in this Agreement or the Collateral Documents contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or

495543.1
                                       22
warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Pegasus Prospectus and the Pegasus 10-Q did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All SEC filings required to be made by Pegasus have been made on a timely basis.

                                    ARTICLE V
        PRE-CLOSING COVENANTS OF THE COMPANY AND THE MAJORITY SHAREHOLDER

         5.1 Additional Information. The Company shall provide to Pegasus and its Representatives (i) reasonable access to all of the Assets and Liabilities of Company and (ii) such financial, operating and other documents, data and information relating to the Company, the Business and the Assets and Liabilities of the Company as Pegasus or its Representatives may reasonably request. Such access shall include the right of Pegasus and its Representatives to inspect the records, reports and correspondence of NRTC and DIRECTV and discuss such records, reports and correspondence with NRTC and DIRECTV, and the Company shall take all reasonable action necessary to facilitate the foregoing. In addition, the Company shall take all action reasonably necessary to enable Pegasus and its Representatives (including Coopers & Lybrand L.L.P.) to review, inspect and audit the Assets, Business and Liabilities of the Company and discuss them with the Company's officers, employees, independent accountants, and counsel. Notwithstanding any investigation that Pegasus may conduct of the Company, the Business, the Assets and Liabilities, Pegasus and Merger Sub may fully rely on the Company's representations, warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents, instruments or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

         5.2 Exclusivity. Neither the Company nor the Majority Shareholder shall
(i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the direct or indirect sale or transfer of any of the Company's capital stock or the Assets ("Transfer"); (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek a Transfer; (iii) enter into any agreement or understanding relating to a Transfer; or (iv) permit any Affiliate or Representative to engage in the foregoing on behalf of the Company or the Majority Shareholder.

         5.3      Continuity and Maintenance of Operations.

(a) The Company shall: (i) comply in all material respects with all Legal Requirements applicable to the Company and all requirements of the NRTC applicable to the Company (including NRTC's by-laws, policies, procedures and guidelines) relating to the Business; (ii) fulfill in all material respects its obligations under and maintain in full force and effect all Contracts, including the NRTC Distribution Agreement, and shall not, without the prior written consent of Pegasus, alter, modify or amend any of the foregoing; (iii) use its reasonable best efforts in consultation with Pegasus and its Affiliates, to promote the financial success of the Business and promptly notify Pegasus of any material adverse change in the prospects or condition (financial or otherwise) of the Business; and (iv) use its reasonable best efforts to promote, develop and preserve its relationships with the NRTC, DSS retailers, participating cooperatives and its present employees as well as the goodwill of its suppliers, customers and others having business relations with it, and promptly notify Pegasus of any material adverse change in its relationship with any such Person. Without limiting the generality of the foregoing, the Company shall maintain the Assets in good order, condition and repair, shall maintain insurance relating to the Business as in effect on the date of this Agreement, shall continue promotion and other activities with respect to the Business (including,

495543.1
                                       23
without limitation, billing, collection and subscriber matters) in accordance in all material respects with past practice and in compliance with NRTC bylaws, policies, procedures and guidelines, shall maintain inventories of DSS Systems and supplies at not less than historical levels and shall keep and maintain all of the Books and Records in the Ordinary Course. The Company shall continue to enforce procedures for disconnection and/or discontinuance of service to subscribers in accordance in all material respects with NRTC bylaws, policies, procedures and guidelines.

         (b) The  Company  shall  not,  without  the prior  written  consent  of
Pegasus: (i) change the rates charged for the Economy Choice programming package or deviate from DIRECTV national programming packages or rates; (ii) engage in marketing promotions other than in the Ordinary Course consistent with past practices; (iii) sell, lease, transfer, convey or assign any of the Assets (or enter into any contract to do any of the foregoing) other than in the Ordinary Course, or permit the creation of any Encumbrance on any of the Assets; (iv) permit the amendment or cancellation of the NRTC Distribution Agreement or any other material Contract; (v) enter into any contract, commitment or agreement or incur any indebtedness or other liability or obligation of any kind involving an expenditure in excess of $1,000; (vi) make any change in the Company's authorized or issued capital stock, grant any stock option or other right to purchase shares of the Company's capital stock or other securities, issue or make any commitment to issue any security, including any security exercisable for, convertible into or exchangeable for capital stock, grant any registration rights, pay any dividend or make any distribution on its capital stock or other securities, or purchase, redeem, retire or make any other acquisition of shares of its capital stock or other securities; or (vii) amend the Company's articles of incorporation or by-laws.

         (c) Without the prior written consent of Pegasus, neither the Company nor the Majority Shareholder shall take or omit to take any action that would cause either of them to be in breach of any representations, warranties or covenants in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed on Schedule 3.10.

         5.4      Consents and Approvals.

                  (a) As soon as practicable after execution of this Agreement, the Company shall use its reasonable best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Governmental Authority or Person as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation: (i) consents required under the NRTC Distribution Agreement; and
(ii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 3.5.

                  (b) The Company and the Majority Shareholder shall cooperate with Pegasus in providing such information and reasonable assistance as may be required in connection with the obligations of Pegasus under Section 6.1(a).

        5.5 Adoption by Shareholders. The Company has secured the vote or consent of the Shareholders required by the GBCC and the Company's articles of incorporation and bylaws to approve and adopt this Agreement and the Merger. The Company has furnished to each Shareholder a notice of

495543.1
                                       24
his rights to dissent from the Merger under the GBCC and to demand an appraisal of his shares and has provided Pegasus with a copy of such notice.

         5.6 Securities Filings. The Company shall, promptly after execution of this Agreement, provide such information and documents to Pegasus and its Affiliates concerning the Company as may be required or appropriate for inclusion in any filing, notification or report required to be made by Pegasus or any Affiliate of Pegasus under the Securities Act or the Exchange Act; and shall cause their respective counsels and independent accountants to cooperate with Pegasus, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports. The Company represents and warrants to Pegasus that no information or document provided by the Company for inclusion in any filing, notification or report made by Pegasus or any Affiliate under the Securities Act or the Exchange Act will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.7 Notification of Certain Matters. The Company shall promptly provide to Pegasus copies of any material notices from or correspondence from and to the NRTC or DIRECTV or any Affiliates of DIRECTV. The Company and the Majority Shareholder shall also promptly notify Pegasus of any fact, event, circumstance or action that, if known on the date of this Agreement, would have been required to be disclosed to Pegasus pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's or the Majority Shareholder's representations or warranties under this Agreement not to be correct and/or complete in all material respects. In addition, the Company and the Majority Shareholder shall give prompt written notice to Pegasus of (i) any material adverse development causing a breach of any of the Company's or the Majority Shareholder's representations and warranties in Article III that are not qualified by materiality, and (ii) any adverse development causing a breach of any of the Company's or Majority Shareholder's representations and warranties in Article III that are qualified by materiality. No disclosure by the Company or the Majority Shareholder pursuant to this Section 5.7, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Company or the Majority Shareholder.

         5.8 Supplements to Schedules. Each of Pegasus, Merger Sub, the Company and the Majority Shareholder shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement for such Schedules to be true and correct, to the extent the representation and warranties related to such Schedules are qualified by materiality, or true and correct in all material respects, to the extent the representations and warranties related to such Schedules are not qualified by materiality. For purposes of determining the satisfaction of any of the conditions to the obligations of Pegasus, Merger Sub, the Company or the Majority Shareholder in Articles VII and VIII and the liability of Pegasus and the Majority Shareholder following Closing for breaches of representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to such Schedules delivered prior to Closing by the Party making such amendment that (i) are accepted in writing by the other Party or
(ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing.

         5.9 Removal of Encumbrances. The Company shall take all necessary actions to cause the termination, release, and removal on or prior to the Closing Date, of all Encumbrances relating to the Assets or the Business or relating to the Company which may reasonably be expected to affect the Assets

495543.1
                                       25
or the Business, including without limitation, the discharging or other satisfaction of related Liabilities, in each case without incurring any obligations on the part of Pegasus or Merger Sub or otherwise adversely affecting Pegasus or Merger Sub.

         5.10 Duty of Good Faith and Fair Dealing. The Company and the Majority Shareholder agree that they will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving Pegasus or Merger Sub unfairly of any right or benefit that Pegasus or Merger Sub has at such time under this Agreement.

        5.11 ShareholderInvestment Representations. The Company and the Majority Shareholder shall cause each other Shareholder who is to receive Pegasus Common Stock to make written representations, warranties and agreements to and with Pegasus to the effect set forth in Section 3.23.

                                   ARTICLE VI
                 PRE-CLOSING COVENANTS OF PEGASUS AND MERGER SUB

         Pegasus covenants and agrees as follows:

         6.1      Consents and Approvals.

                  (a) As soon as practicable after execution of this Agreement, Pegasus and Merger Sub shall use their best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Governmental Authority or Person as is required to be obtained, made or given by Pegasus or Merger Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation: (i) consents required under the NRTC Distribution Agreement; (ii) consents required by Pegasus' lender under a line of credit and/or a term loan; and (iii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 4.4. Notwithstanding anything in this
Section 6.1(a) to the contrary, Pegasus and Merger Sub shall not be required to agree to any amendments, modifications or changes in, the waiver of any terms or conditions of, or the imposition of any condition to the transfer to Pegasus of, the NRTC Distribution Agreement in order to obtain the consents required under the NRTC Distribution Agreement, if any such amendments, modification, changes, waivers or impositions materially impair the ability of Pegasus or the Surviving Corporation to realize the benefits of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Pegasus acknowledges that it will be required to increase the amount of its line of credit in favor of the NRTC and to pay a transfer fee to the NRTC as a consequence of the transactions contemplated by this Agreement.

                  (b) Pegasus and Merger Sub shall cooperate with the Company in providing such information and reasonable assistance as may be required in connection with the Company's obligations under Section 5.4(a).

        6.2 Duty of Good Faith and Fair Dealings. Pegasus and Merger Sub each agree that it will act in good faith with regard to all matters that are the subject of this Agreement and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the Company unfairly of any right or benefit that the Company has at such time under this Agreement.

495543.1
                                       26

                                   ARTICLE VII
          CONDITIONS PRECEDENT TO OBLIGATIONS OF PEGASUS AND MERGER SUB

         All obligations of Pegasus and Merger Sub under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that Pegasus and Merger Sub may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part:

         7.1 Accuracy of Representations. All representations and warranties of the Company, the Majority Shareholder and the Company Employees contained in this Agreement and the Collateral Documents shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. The Company shall have delivered to Pegasus and Merger Sub a certificate dated the Closing Date to the foregoing effect.

         7.2 Covenants. The Company and the Majority Shareholder shall, in all material respects, have performed and complied with each of the covenants, obligations, conditions and agreements contained in this Agreement that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to Pegasus and Merger Sub a certificate dated the Closing Date to the foregoing effect.

         7.3      Consents.

                  (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Sections 5.4(a) and 6.1(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by Legal Requirement or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the Company, the Assets or the Business or the ability of the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents.

                  (b) Notwithstanding the foregoing, this condition precedent shall not have been satisfied if any consent, approval, authorization or order obtained in connection with the transactions contemplated by this Agreement and the Collateral Documents has been conditioned upon the amendment, modification, cancellation or termination of, or waiver of any term or condition of, any contract, commitment or agreement, or imposes upon Pegasus or the Surviving Corporation any material condition or requirement not now imposed upon the Company.

                  (c) Pegasus and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in paragraph (a) above.

         7.4 Delivery of Documents. The Company and the Majority Shareholder shall have delivered, or caused to be delivered, to Pegasus and Merger Sub the following documents:


495543.1
                                       27

                            (i)   Noncompetition   Agreement   executed  by  the
Majority Shareholder and by each of the Company Employees.

                            (ii)   Stockholders'   Agreement   executed  by  the
Majority Shareholder and Mr. Woodrow W. Griffin.

                            (iii)  The  agreements  described  in  Section  5.11
executed by each Shareholder who is to receive Pegasus Common Stock (other than the Majority Shareholder).

                            (iv) Schedule  satisfactory to Pegasus and certified
as being complete and correct by the Company reflecting the number of Subscribers as of October 31, 1997 based upon reports of the NRTC, including the most recent ad hoc Active Subscribers Report, ad hoc Active Subscribers Without Core Packages Report and the ad hoc Cut Off Report by Level.

                            (v) Evidence reasonably satisfactory to Pegasus that
the Company, the Majority Shareholder and each Company Employee has taken all action necessary to authorize the execution of this Agreement and the Collateral Documents to which he or it is a party and the consummation of the transactions contemplated hereby and thereby, including any actions required to be taken by the Company and/or its Shareholders pursuant to State law.

                            (vi)  Opinion  of  Arnall,  Golden &  Gregory,  LLP,
counsel to the Company,  dated the Closing Date, in the form attached  hereto as
Exhibit 7, which opinion shall include a statement authorizing reliance thereon by those lenders providing debt financing to Pegasus or its Affiliates for which Bankers Trust is acting as administrative agent.

                            (vii) The Books and Records.

                            (viii) The  originally  executed NRTC  Agreement and
all amendments thereto.

                            (ix)  The  original   Consumer   Contracts  and  all
original files relating thereto, including disclosure statements required by applicable Legal Requirements.

                            (x) A  pay-off  statement  for  those  loans  of the
Company to be discharged by Pegasus at Closing pursuant to Section 8.7, reflecting the outstanding principal and interest owed as of October 31, 1997 and the per diem interest amount, which statement shall be attached hereto as
Schedule 8.7.

                            (xi) Such other documents and instruments as Pegasus
may reasonably request: (A) to evidence the performance by the Company, the Majority Shareholder and the Company Employees of, or the compliance by the Company, the Majority Shareholder and the Company Employees with, any covenant, obligation, condition and agreement to be performed or complied with by the Company and/or the Majority Shareholder or any Company Party under this Agreement and the Collateral Documents; or (B) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

        7.5 No Material Adverse Change. There shall have been no material adverse change in the Assets or in the Business. For purposes hereof, a material adverse change shall include, without limitation,

495543.1
                                       28
fewer than 5,650 Subscribers as of October 31, 1997, as evidenced by the schedule referred to in Section 7.4(iv) above.

         7.6 No Litigation. No action, suit or proceeding shall be pending or threatened, and no Legal Requirement or policy of the NRTC, DirecTV, Inc. or any of their Affiliates, or any applicable regulatory authority shall have been enacted, promulgated or issued that would: (i) prohibit or materially adversely affect Pegasus's or the Surviving Corporation's ownership or operation of all or a material portion of the Business or the Assets or otherwise materially impair the ability of Pegasus or the Surviving Corporation to realize the benefits of the transactions contemplated by this Agreement and the Collateral Documents or materially adversely affect the value of the Assets; (ii) materially restrict or limit or otherwise condition Pegasus's or the Surviving Corporation's right to transfer and/or assign the Business or the Assets in the future; (iii) compel Pegasus or the Surviving Corporation to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

         7.7 NRTC Compliance Certificate. The Company shall have delivered to Pegasus a certificate or letter from NRTC dated as of the Closing Date to the effect that the Company is in compliance with the NRTC Distribution Agreement and there are no payments due by the Company under the NRTC Distribution Agreement other than payments for fees due in the Ordinary Course and not yet payable.

         7.8 Dissenters' Rights. No Shareholder shall have exercised dissenters' rights under the GBCC in connection with the Merger, and each Shareholder shall have executed and delivered a waiver of such rights in form and substance satisfactory to Pegasus.

         7.9 Fairness Opinion. Pegasus shall have received a fairness opinion reasonably satisfactory to it to the effect that the transactions contemplated by this Agreement are fair to Pegasus from a financial point of view. Pegasus shall use its reasonable best efforts to obtain such fairness opinion.

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                   OF THE COMPANY AND THE MAJORITY SHAREHOLDER

         All obligations of the Company and the Majority Shareholder under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company and the Majority Shareholder may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         8.1 Accuracy of Representations. All representations and warranties of Pegasus and Merger Sub contained in this Agreement and the Collateral Documents shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. Pegasus and Merger Sub shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

        8.2 Covenants. Pegasus and Merger Sub shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and required

495543.1
                                       29
by this Agreement to be performed or complied with by Pegasus or Merger Sub at or prior to Closing. Pegasus and Merger Sub shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

         8.3 Consents. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Section 6.1(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the ability of Pegasus and Merger Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents. The Company and the Majority Shareholder shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices.

         8.4 Delivery of Documents. Pegasus and Merger Sub, as applicable, shall have executed and delivered, or caused to be executed and delivered, to the Company and the Majority Shareholders the following documents:

                            (i) Stockholders' Agreement.

                            (ii) Evidence reasonably satisfactory to the Company
and the Majority Shareholder that Pegasus and Merger Sub have each taken all action necessary to authorize the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby.

                            (iii) Such other  documents and  instruments  as the
Company and the Majority Shareholder may reasonably request: (A) to evidence the performance by Pegasus and Merger Sub of, or the compliance by Pegasus or Merger Sub with, any covenant, obligation, condition and agreement to be performed or complied with by Pegasus or Merger Sub under this Agreement and the Collateral Documents; or (B) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

                            (iv) Opinion of Drinker Biddle & Reath LLP,  counsel
to Pegasus and Merger Sub dated the Closing Date, in the form attached hereto as
Exhibit 8.

         8.5 Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; or (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

        8.6 No Material Adverse Change. There shall have been no material adverse change in the business of Pegasus, taken as a whole, since June 30, 1997.


495543.1
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



         8.7 Payoff of Loans. Pegasus or Merger Sub shall have repaid, or Pegasus or Merger Sub shall have caused the repayment of, all Liabilities (including principal and accrued interest) which are outstanding as of the Closing under the loans described on Schedule 8.7 attached hereto.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

         The  Parties  agree as follows  with  respect  to the period  following
Closing:

         9.1      Transition.

                  (a) The Majority Shareholder shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, subscriber, supplier or other business associate of the Company or the Business from maintaining the same business relationships with Pegasus and the Surviving Corporation after Closing as it maintained with the Company prior to Closing. The Majority Shareholder shall refer all subscriber inquiries which he receives relating to the Business to Pegasus from and after Closing.

                  (b) Before or promptly after the Closing Date, the Majority Shareholder shall furnish to Pegasus a copy of the Company's "Remittance Processing Cash Report - Daily Summary" for each day from and including October 31, 1997 to and including the Closing Date. Promptly following the Closing Date, the Majority Shareholder shall remit to Pegasus the amount of the Majority Shareholder's cash receipts relating to the Business on or after October 31, 1997.

         9.2 Employee Matters. After the Closing, Pegasus will provide health insurance coverage to the former employees of the Company under the Company's existing health insurance plan or a plan maintained by Pegasus for so long as such employees remain employed by Pegasus. If Pegasus terminates the employment of any person identified on Schedule 9.2 hereto, Pegasus will pay to such person the severance amount set forth opposite his or her name on Schedule 9.2 subject to the receipt by Pegasus of an executed release from such employee in form and substance reasonably satisfactory to Pegasus.

        9.3 Taxes. Within thirty (30) days after the Closing Date, the Company's accountants shall prepare and deliver to Pegasus the Company's Tax Returns (on a pro forma basis) for the period commencing January 1, 1997 and ending on the Closing Date (the "1997 Returns"), which will be accurate and complete in all material respects. Pegasus will execute the 1997 Returns on behalf of the Company and cause them to be filed with the Internal Revenue Service and applicable state and local taxing authorities.

         9.4 Financial Statements. The Majority Shareholder will reasonably cooperate with and assist Pegasus in the preparation of financial statements for the Business for the period January 1, 1997 through November 7, 1997, consisting of balance sheet, a statement of operations and a statement of cash flows. All such financial statements shall be prepared in accordance with GAAP, subject to normal year-end adjustments (none of which will be material in amount) and the omission of notes.

         9.5 Second Generation Rights. In the event that the NRTC Distribution Agreement terminates (when the current generation of satellites is removed from its orbital location or otherwise) and DIRECTV, or the NRTC again offers exclusive rights to distribute DIRECTV or a similar product in the Service Areas ("Second Generation Rights"), and Pegasus or its Affiliate notifies the Majority Shareholder that it desires

495543.1
                                       31
to obtain the Second Generation Rights, then the Majority Shareholder shall relinquish any rights it or the Company may have to obtain the Second Generation Rights in favor of Pegasus or its Affiliate. This provision shall survive the termination of the Survival Period indefinitely.

                                    ARTICLE X
                                   TERMINATION

        10.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing as provided below:

                  (a) Pegasus, Merger Sub, the Majority Shareholder and the Company may terminate this Agreement by mutual written consent at any time prior to Closing.

                  (b) Pegasus and Merger Sub may terminate this Agreement by giving written notice to the Company and the Majority Shareholder at any time prior to Closing if the Company or the Majority Shareholder has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Pegasus has notified the Company and the Majority Shareholder in writing of the breach, and the breach has continued without cure for a period of 30 days after receipt of the notice of breach;

                  (c) The Company and the Majority Shareholder may terminate this Agreement by giving written notice to Pegasus at any time prior to Closing if Pegasus or Merger Sub has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Company has notified Pegasus in writing of the breach, and the breach has continued without cure for a period of 30 days after receipt of the notice of breach;

                  (d) Pegasus and Merger Sub may terminate this Agreement if the Closing shall not have occurred on or before November 30, 1997 by reason of the failure of any condition precedent under Article VII (unless the failure results primarily from Pegasus or Merger Sub breaching any representation, warranty or covenant contained in this Agreement); or

                  (e) The Company and the Majority Shareholder may terminate this Agreement if the Closing shall not have occurred on or before November 30, 1997 by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from the Company or the Majority Shareholder breaching any representation, warranty or covenant contained in this Agreement).

         10.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

        10.3 Procedure Upon Termination. If this Agreement is terminated by any Party pursuant to this Article, notice of such termination shall promptly be given by the terminating Party to the other Party.

                                   ARTICLE XI
                      REMEDIES FOR BREACH OF THIS AGREEMENT

        11.1   Survival  of   Representations   and   Warranties.   All  of  the
representations and warranties of Pegasus, Merger Sub, and the Sellers contained in this Agreement shall survive Closing and continue in

495543.1
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



full force and effect until April 30, 1999 except that (i) any representation or warranty made by the Sellers in or pursuant to Section 3.13 (Taxes) shall survive until the expiration of the longest statute of limitations period during which a claim arising out of or based upon any breach of such representation or warranty could be brought, and (ii) any representation or warranty made by the Sellers in or pursuant to Section 3.2 (Capitalization), Section 3.3 (Authority or Validity) or Section 3.6 (Title to Assets) shall survive indefinitely. The period of survival prescribed by this Section 11.1 is referred to as the "Survival Period." The liabilities of Pegasus, Merger Sub and the Sellers under their respective representations and warranties will expire as of the expiration of the Survival Period for such representations and warranties; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by (i) Pegasus or Merger Sub in a written notice to the Majority Shareholder before such expiration, or (ii) the Majority Shareholder in a written notice to Pegasus before such expiration, which indicates that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). Except as otherwise provided in this Agreement, the covenants and agreements of Pegasus, Merger Sub and the Sellers in this Agreement shall survive indefinitely.

        11.2 Indemnification Provisions for Benefit of Pegasus and Merger Sub.

                  (a) If the Sellers breach any representations and warranties contained in this Agreement or the Collateral Documents or any documents, instruments and certificates delivered hereunder and thereunder, and if Pegasus makes a written claim for indemnification against the Majority Shareholder within the Survival Period for such representations and warranties, then, subject to the limitations of subsection (c), the Majority Shareholder shall indemnify Pegasus, Merger Sub and their Affiliates and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Survival Period) resulting from, arising out of, relating to or caused by the breach.

                  (b) Subject to the limitations of subsection (c), the Majority Shareholder shall indemnify Pegasus, Merger Sub and their Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of the Majority Shareholder or the Company contained in this Agreement or the Collateral Documents, (ii) any Liability for Taxes attributable to the use, ownership or operation of the Assets by the Company or the Business or otherwise imposed on the Company relating to periods prior to Closing, but only to the extent that any such Liability is not included in the Definitive Allocation Statement, (iii) any commissions or similar payments payable on account of or related to subscriber acquisitions relating to periods prior to Closing including, without limitation, commissions under the National Joint Promotion, the Committed Member Marketing Agreement and Enhanced Marketing Program, but only to the extent any such commissions or payments are not accrued for in the Definitive Allocation Statement, or (iv) any claim by an employee of Company for severance in excess of the amounts set forth on Schedule
9.2. Such Persons' rights to indemnity under this Section 11.2 shall expire on April 30, 1999; provided, however, that such expiration will not include, extend or apply to rights for indemnity with respect to (A) any claim asserted in good faith in a written notice to the Majority Shareholder before such expiration, or
(B) any claim pursuant to subsections (ii) or (iii) above or based on a breach of Section 9.5.


495543.1
                                       33

                  (c) No Person otherwise entitled to indemnification under this
Section 11.2 shall be so entitled until the aggregate amount otherwise payable under this Section 11.2 exceeds $75,000, in which event such Person shall be entitled to indemnification for the entire amount owed under this Section 11.2 from the first $1.00 forward.

        11.3   Indemnification   Provisions  for  Benefit  of  the  Company  and
Shareholders.

                  (a) If Pegasus or Merger Sub breaches any of its representations and warranties contained in this Agreement and if the Majority Shareholder makes a written claim for indemnification against Pegasus and the Surviving Corporation within the Survival Period, then Pegasus and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the Majority Shareholder (on behalf of the Shareholders and Optionholders who are damaged by such breach), the former directors, officers, employees and agents of the Company and the assigns of any of such Persons, from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Survival Period) resulting from, arising out of, relating to or caused by the breach.

                  (b) Pegasus and the Surviving Corporation shall, jointly and severally, indemnify the Majority Shareholder (on behalf of the Shareholders and Optionholders who are damaged by a breach or Liability described below), the former directors, officers, employees, and agents of the Company and the assigns of any such Persons against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of Pegasus or Merger Sub contained in this Agreement;
(ii) any Liability for Taxes attributable to the use, ownership or operation of the Assets or the transferred Business by Pegasus or Merger Sub relating to periods after the Closing Date; and (iii) any Liability of the Majority Shareholder arising out of the guarantee signed by the Majority Shareholder in connection with the Lease Agreement dated February 28, 1994 between the Company and Georgia 400 Associates, as amended. Such Persons' rights to indemnity under this Section 11.2 shall expire on April 30, 1999; provided, however, that such expiration will not include, extend or apply to rights for indemnity with respect to any claim asserted in good faith in a written notice to Pegasus before such expiration.

                  (c) No Person otherwise entitled to indemnification under this
Section 11.3 shall be so entitled until the aggregate amount otherwise payable under this Section 11.3 exceeds $75,000, in which event such Person shall be entitled to indemnification for the entire amount owed under this Section 11.2 from the first $1.00 forward.

         11.4     Matters Involving Third Parties.

                  (a) If any third party shall notify either Pegasus, the Surviving Corporation or the Majority Shareholder (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Article, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long

495543.1
                                       34
as: (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with subsection (b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party; and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

                  (d) If any of the conditions in Section 11.4(b) above is not or no longer satisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the
Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses); and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article XI.

         11.5 Determination of Adverse Consequences. Pegasus, the Surviving Corporation and the Majority Shareholder shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Article XI. All indemnification payments under this Article shall be net of any insurance proceeds received by the Indemnified party in respect of the event or circumstance giving rise to the claim for indemnification and shall be deemed adjustments to the Merger Consideration.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective assigns and successors in interest and shall inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Shareholders shall be third party beneficiaries of this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreements or the Collateral Documents; provided, however, that Pegasus (a) may assign this Agreement and the Collateral Documents or any of its rights or interests or delegate any of its duties hereunder or thereunder to an Affiliate; provided, however, that any such assignment or delegation shall not release Pegasus from

495543.1
                                       35
any of its obligations hereunder or thereunder and (b) may collaterally assign its rights under this Agreement and the Collateral Documents to any group of lenders providing debt financing to Pegasus or its Affiliates for which Bankers Trust acts as administrative agent.

         12.2 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

                  (a) If to Pegasus, Merger Sub or the Surviving Corporation, to:

                           Pegasus Communications Corporation
                           5 Radnor Corporate Center
                           100 Matsonford Road, Suite 454
                           Radnor, PA 19087
                           Attn:    Mr. Marshall W. Pagon
                           Telecopier: 610-341-1835

                  (with a copy to Ted S. Lodge, Esquire at the same address)

                  (b) If to the Company before the Closing Date or to the Majority Shareholder before or after the Closing Date, to:

                           Viewstar Entertainment Services, Inc.
                           410 Dawson Center, Suite 203
                           Dawsonville, GA 30534
                           Attn:  Donald W. Weber
                           Telecopier: 770-804-1652

                           with a copy to:

                           Arnall, Golden & Gregory, LLP
                           2800 One Atlantic Center
                           1201 Peachtree Street
                           Atlanta, GA 30309-3450
                           Attn:  Donald I. Hackney, Jr., Esq.
                           Telecopier: 404-873-8639

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

         12.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

495543.1
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




         12.4 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         12.5 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania).

         12.6 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.7 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.8 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

        12.9 Late Payments. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Applicable Rate.

         12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.11 Entire Agreement. This Agreement (including the Exhibits, Schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties and supersedes all prior oral or written agreements, understandings and representations to the extent that they relate in any way to the subject matter hereof, including the Letter of Intent.

         12.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall be valid unless the same shall be in writing and signed by the Person against whom its enforcement is sought, and no such waiver whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring

495543.1
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



any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The Parties intend that each representation, warranty, covenant and condition contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         12.14 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby.

         12.15 Disclosure. The terms of this Agreement are confidential and no Party shall disclose to any individual or entity such existence or terms, except that (i) any Party may make such disclosure about this Agreement and information related thereto as is required (in the opinion of its counsel) by law (including filings and other disclosure required by Pegasus under the United States securities laws); (ii) any Party may make such disclosure to its Representatives and lenders who agree to keep the terms of this Agreement confidential; (iii) the Parties may disclose the existence of this Agreement to the NRTC and

         12.16 DirecTV, Inc.; and (i) the Company and the Majority Shareholder may disclose the existence and terms of this Agreement to the Shareholders. Each of the Parties will be responsible for any damages resulting from the unauthorized disclosure of the existence or terms of this Agreement by it or its Representatives.

         12.17 Consent. Wherever the consent or approval of a Party is required to take an action under the Agreement, such Party shall not unreasonably withhold or delay such consent or approval.

         12.18 Reliance. Notwithstanding any investigation that the Company or the Majority Shareholder may conduct of Pegasus and its business, assets and liabilities, and notwithstanding any knowledge or information which may be imputed to the Majority Shareholder in his capacity as a director of Pegasus, the Company, the Shareholders and the Optionholders may fully rely on Pegasus' representations, warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents, instruments and certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation, knowledge or information.

495543.1
                                       38

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                         PEGASUS COMMUNICATIONS CORPORATION

                                       /s/ Ted S. Lodge
                          By:      __________________________________________
                                           Ted S. Lodge,
                                           Senior Vice President

                         PEACH STATE SATELLITE TELEVISION, INC.

                                       /s/ Ted S. Lodge
                         By:      __________________________________________
                                           Ted S. Lodge,
                                           Senior Vice President

                         VIEWSTAR ENTERTAINMENT SERVICES, INC.

                                       /s/ Donald W. Weber
                         By:      _________________________________________
                                           Donald W. Weber,
                                           President

                                       /s/ Donald W. Weber
                                  _________________________________________
                                           Donald W. Weber

495543.1
                                       39